EXHIBIT 99.1


                             NORTH STAR TRANSPORT, INC.
                                FINANCIAL STATEMENTS
                          AND INDEPENDENT AUDITOR'S REPORT
                         JUNE 30, 1998 AND 1997 (UNAUDITED)
                                AND DECEMBER 31, 1997

                           NORTH STAR TRANSPORT, INC.
                       JUNE 30, 1998 AND 1997 (UNAUDITED)
                              AND DECEMBER 31, 1997


                                TABLE OF CONTENTS


INDEPENDENT AUDITOR'S REPORT                                                   1

BALANCE SHEETS                                                                 2

STATEMENTS OF INCOME                                                           4

STATEMENTS OF STOCKHOLDERS' EQUITY                                             5

STATEMENTS OF CASH FLOWS                                                       6

NOTES TO FINANCIAL STATEMENTS                                                  7

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
North Star Transport, Inc. (Excluding 98% Owned Subsidiary
Transmanagement Insurance Agency, LLC), and
Transco, Inc. (collectively referred to as North Star Transport, Inc.) Roseau, Minnesota


We have audited the accompanying balance sheet of North Star Transport, Inc., as of June 30, 1998, and the combined balance sheet of North Star Transport, Inc. (excluding its 98% owned subsidiary Transmanagement Insurance Agency, LLC), and Transco, Inc. (collectively referred to as North Star Transport, Inc.), as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the six months ended June 30, 1998 and year ended December 31, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Star Transport , Inc., as of June 30, 1998, and the combined financial position of North Star Transport, Inc. (excluding its 98% owned subsidiary Transmanagement Insurance Agency, LLC), and Transco, Inc. (collectively referred to as North Star Transport, Inc.), as of December 31, 1997, and the results of their operations and their cash flows for the six months ended June 30, 1998 and year ended December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Transport Corporation of America, Inc.) as described in
Note 1 to the financial statements and, as such, exclude the 98% owned subsidiary of North Star Transport, Inc., for the year ended December 31, 1997.

                                          /s/ LARSON, ALLEN, WEISHAIR & CO., LLP

St. Cloud, Minnesota
August 21, 1998


                                      (1)

                           NORTH STAR TRANSPORT, INC.
                                 BALANCE SHEETS
                                JUNE 30, 1998 AND
                                DECEMBER 31, 1997

                                                           1998              1997
                                                       ------------     ------------
                            ASSETS
CURRENT ASSETS
     Cash                                             $    245,145     $    180,671
     Accounts Receivable                                 6,445,991        6,895,573
     Notes Receivable - Related Party                           --           70,000
     Prepaid Tires                                         200,735          318,019
     Prepaid Licenses                                      707,603          167,934
     Prepaid Expenses                                      223,864          419,540
                                                      ------------     ------------
                   Total Current Assets               $  7,823,338     $  8,051,737
                                                      ------------     ------------

PROPERTY AND EQUIPMENT (AT COST)
     Revenue Equipment                                $ 21,133,167     $ 21,797,571
     Equipment                                           1,830,424        1,990,372
     Buildings, Land, and Improvements                      13,014           13,014
                                                      ------------     ------------
                   Total Property and Equipment       $ 22,976,605     $ 23,800,957

     Less:  Accumulated Depreciation                    10,485,684       10,315,987
                                                      ------------     ------------
                   Net Property and Equipment (At
                    Depreciated Cost)                 $ 12,490,921     $ 13,484,970
                                                      ------------     ------------

OTHER ASSETS
     Restricted Cash                                  $     72,500     $     72,500
     Cash Surrender Value - Life Insurance                      --          396,556
     Other Assets                                              407            2,260
                                                      ------------     ------------
                   Total Other Assets                 $     72,907     $    471,316
                                                      ------------     ------------


                   Total Assets                       $ 20,387,166     $ 22,008,023
                                                      ============     ============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                       (2)

                                                        1998              1997
                                                    ------------      ------------
                      LIABILITIES AND EQUITY
CURRENT LIABILITIES
     Line of Credit                                 $         --      $    442,000
     Current Maturities of Long-Term Debt              1,508,874         1,454,899
     Accounts Payable                                  1,364,265         1,333,033
     Accrued Liabilities                                 318,668           393,936
     Accrued Auto Liability Claims                     1,490,000         1,208,000
     Contractor Escrows                                  512,089           518,635
     Other Liabilities                                        --         1,775,000
                                                    ------------      ------------
                   Total Current Liabilities        $  5,193,896      $  7,125,503


LONG-TERM LIABILITIES
     Long-Term Debt (Net of Current Maturities
      Shown Above)                                     1,681,517         2,450,502
                                                    ------------      ------------

                   Total Liabilities                $  6,875,413      $  9,576,005
                                                    ------------      ------------



STOCKHOLDERS' EQUITY
     Common Stock                                   $      5,556      $      5,278
     Additional Paid In Capital                        1,839,519               722
     Retained Earnings                                11,666,678        12,426,018
                                                    ------------      ------------
                   Total Stockholders' Equity       $ 13,511,753      $ 12,432,018
                                                    ------------      ------------

                   Total Liabilities and
                    Stockholders'  Equity           $ 20,387,166      $ 22,008,023
                                                    ============      ============


                                       (3)

                           NORTH STAR TRANSPORT, INC.
                              STATEMENTS OF INCOME
           FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1997

                                                     Six Months Ended
                                                         June 30,                   Year Ended
                                               ------------------------------       December 31,
                                                   1998              1997              1997
                                               ------------      ------------      ------------
OPERATING REVENUE
     Freight Revenue                           $ 36,878,217      $ 31,779,392      $ 69,991,717
     Driver Services                                  9,767             8,787            22,819
                                               ------------      ------------      ------------
                  Total Operating Revenue      $ 36,887,984      $ 31,788,179      $ 70,014,536
                                               ------------      ------------      ------------

OPERATING EXPENSES
     Salaries -
      Officer and Supervisor Personnel         $    972,338      $    626,908      $  3,271,306
     Salaries and Wages                           1,684,562         1,852,537         3,039,557
     Employee Benefits                              476,320           297,521           582,667
     Operating Supplies and Expense               1,792,637         1,643,440         3,320,100
     General Supplies and Expense                   421,658           436,318           893,887
     Operating Taxes and License                    408,195           348,520           681,714
     Insurance                                    1,119,784           883,205         1,272,034
     Communications and Utilities                   354,157           269,500           581,309
     Depreciation and Amortization                  931,430           778,559         1,679,010
     Revenue Equipment Rents                     26,697,125        23,017,064        50,488,483
     Building Rents                                 189,782           171,991           330,541
     (Gain) Loss on Sale of Assets                  (33,503)          (30,059)          (35,667)
     Miscellaneous                                  407,477           181,230           400,187
                                               ------------      ------------      ------------
                  Total Operating Expenses     $ 35,421,962      $ 30,476,734      $ 66,505,128
                                               ------------      ------------      ------------


INCOME FROM OPERATIONS                         $  1,466,022      $  1,311,445      $  3,509,408
                                               ------------      ------------      ------------

OTHER INCOME (EXPENSE)
     Interest Expense                          $   (156,755)     $   (185,317)     $   (340,800)
     Interest Income                                  8,206            12,183            17,178
     Miscellaneous Income                                --                --             1,000
                                               ------------      ------------      ------------
                  Total Other Expense          $   (148,549)     $   (173,134)     $   (322,622)
                                               ------------      ------------      ------------

NET INCOME                                     $  1,317,473      $  1,138,311      $  3,186,786
                                               ============      ============      ============

SEE ACCOMPANYING NOTES TO  FINANCIAL STATEMENTS.


                                       (4)

                           NORTH STAR TRANSPORT, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998, AND
                        THE YEAR ENDED DECEMBER 31, 1997

                                                                   Additional                            Total
                                                    Common           Paid In         Retained        Stockholders'
                                                     Stock           Capital         Earnings            Equity
                                                 ------------     ------------     ------------      ------------
Balance, December 31, 1996                       $      5,278     $        722     $ 10,276,065      $ 10,282,065

Net Income                                                 --               --        3,186,786         3,186,786

Contribution from Excluded Subsidiary                      --               --          664,367           664,367

Distributions                                              --               --       (1,701,200)       (1,701,200)
                                                 ------------     ------------     ------------      ------------

Balance, December 31, 1997                       $      5,278     $        722     $ 12,426,018      $ 12,432,018

Issuance of Stock Pursuant to
Employment Agreement with President                       278        1,838,797               --         1,839,075

Net Income                                                 --               --        1,317,473         1,317,473

Distributions to Shareholders                              --               --       (1,664,813)       (1,664,813)

Distribution of Cash Value of Life Insurance               --               --         (412,000)         (412,000)
                                                 ------------     ------------     ------------      ------------

Balance, June 30, 1998                           $      5,556     $  1,839,519     $ 11,666,678      $ 13,511,753
                                                 ============     ============     ============      ============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                       (5)

                           NORTH STAR TRANSPORT, INC.
                            STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1997

                                                                        Six Months Ended
                                                                             June 30,                Year Ended
                                                                  ------------------------------    December 31,
                                                                      1998            1997              1997
                                                                  -----------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income                                                   $ 1,317,473      $ 1,138,311      $ 3,186,786
      Adjustments to Reconcile Net Income to
      Net Cash Provided by Operating Activities:
         Depreciation and Amortization                                931,430          778,559        1,679,010
         Gain on Sale of Equipment                                    (33,503)         (30,059)         (35,667)
         Loss on Self-Insurance Equipment                              39,976            5,848           16,830
         Increase in Cash Surrender Value of Life Insurance
           in Excess of Premiums Paid                                  (8,907)              --          (24,260)
         (Increase) Decrease in Accounts Receivable                   449,582         (782,556)      (1,461,424)
         Increase in Prepaid Expenses                                (226,709)        (267,024)        (215,282)
         Increase (Decrease) in Accounts Payable                       31,232         (118,418)         157,907
         Increase (Decrease) in Accrued Liabilities                   (11,193)         320,894        1,437,932
         Increase (Decrease) in Accrued Auto Liability Claims         282,000          222,125          (77,000)
         Increase (Decrease) in Contractor Escrows                     (6,546)         (98,185)         100,740
                                                                  -----------      -----------      -----------
                         Net Cash Provided by
                          Operating Activities                    $ 2,764,835      $ 1,169,495      $ 4,765,572
                                                                  -----------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Net Change in Notes Receivable - Related Party               $    70,000      $        --      $   (70,000)
     Proceeds from Sale of Equipment                                  206,865           60,650           73,600
     Acquisition of Equipment                                        (148,866)        (292,696)      (3,705,407)
     Premiums Paid for Life Insurance                                  (6,537)          (6,537)          (6,537)
                                                                  -----------      -----------      -----------
             Net Cash Provided (Used)
              by Investing Activities                             $   121,462      $  (238,583)     $(3,708,344)
                                                                  -----------      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net Proceeds (Payments) on Line of Credit                    $  (442,000)     $    60,000      $   350,000
     Payments on Debt                                                (715,010)      (1,736,652)      (3,220,900)
     Proceeds from Issuance of Debt                                        --               --        2,000,000
     Checks Written in Excess of Bank Balance                              --          390,745               --
     Payment on Notes Payable - Related Party                              --          (65,000)        (100,000)
     Contribution from Excluded Subsidiary                                 --          664,368          664,367
     Distributions to Owners                                       (1,664,813)      (1,300,600)      (1,701,200)
                                                                  -----------      -----------      -----------
             Net Cash Used by
              Financing Activities                                $(2,821,823)     $(1,987,139)     $(2,007,733)
                                                                  -----------      -----------      -----------

NET INCREASE (DECREASE) IN CASH                                   $    64,474      $(1,056,227)     $  (950,505)
Cash - Beginning of Year                                              253,171        1,203,676        1,203,676
                                                                  -----------      -----------      -----------
CASH - END OF YEAR                                                $   317,645      $   147,449      $   253,171
                                                                  ===========      ===========      ===========

CASH CONSISTS OF:
     Cash                                                         $   245,145      $    74,949      $   180,671
     Restricted Cash                                                   72,500           72,500           72,500
                                                                  -----------      -----------      -----------
                                                                  $   317,645      $   147,449      $   253,171
                                                                  ===========      ===========      ===========

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                       (6)

                           NORTH STAR TRANSPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation

         The accompanying financial statements are prepared based on the entities being acquired by Transport Corporation of America, Inc., and for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Transport Corporation of America, Inc.).

         Prior to June 30, 1998 North Star Transport, Inc., owned 98% of the outstanding stock of Transmanagement Insurance Agency, LLC. The limited liability company was incorporated during 1996 for the purpose of administering an insurance program offered to independent contractors for physical damage and bobtail insurance coverage. This subsidiary was not purchased by Transport Corporation of America, Inc., and, as such, ownership was transferred on June 30, 1998 and the subsidiary is excluded from the accompanying financial statements.

         Nature of Business

         North Star Transport, Inc. (North Star), is both a common and contract carrier authorized to transport general commodities throughout the forty-eight continuous states and seven Provinces in Canada. The primary operating area is the Midwest to the East Coast through the Northern states.

         North Star owns and operates 1,126 trailers, mainly dry vans. There are approximately 650 power units of which over 608 are owned and operated by independent contractors.

         Transco, Inc. (Transco), provides drivers and leased equipment to North Star.

         North Star Transport, Inc., and Transco, Inc., are collectively referred to as North Star Transport, Inc., or "the Company".

         Reorganization and Merger

         On July 1, 1998, North Star Transport, Inc., sold all of its issued and outstanding shares of capital stock to Transport Corporation of America, Inc., for $15,800,000 in cash and 1,200,000 shares of common stock of Transport Corporation of America, Inc. The Stock Purchase Agreement called for North Star to reorganize and merge with Transco on June 30, 1998, just prior to the closing of the sale.

         Reorganization of North Star included selling certain assets, distributing life insurance policies owned by North Star to its 98% owned subsidiary, Transmanagement Insurance Agency, LLC and, subsequently, distributing North Star's ownership interest in this subsidiary to North Star's shareholders.

         Pursuant to the merger, North Star issued 277,778 shares of class B non-voting common stock to the shareholders of Transco in exchange for 10,000 shares (100% interest) of Transco. On the same day, North Star and Transco adopted a plan of merger, whereby all assets and liabilities of Transco were merged into North Star, the surviving entity. As part of the reorganization, 277,778 shares of class B non-voting common stock were issued to North Star's President (see Note
         9).

                                      (7)

                           NORTH STAR TRANSPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Since the merger was an exchange of stock under common control, the transaction was accounted for using a method similar to a pooling of interest. The accompanying financial statements for the six months ended June 30, 1998, are based upon the assumption that the companies were combined for the entire six-month period and financial statements for the six months ended June 30, 1997 and year ended December 31, 1997, have been restated to give effect to the combination. All intercompany balances and transactions have been eliminated.

         The results of operations for the separate companies and the combined amounts presented in the financial statements follow.

                                        Six Months Ended
                                             June 30,               Year Ended
                                   ---------------------------     December 31,
                                       1998            1997            1997
                                   -----------     -----------     -----------

         Net Operating Revenue
           North Star              $36,878,217     $31,779,392     $69,991,717
           Transco                 $ 1,206,238     $   981,111     $ 2,188,664

           Combined                $36,887,984     $31,788,179     $70,014,536

         Net Income
           North Star              $ 1,197,064     $ 1,000,674     $ 2,946,858
           Transco                     120,409         137,637         239,928
                                   -----------     -----------     -----------

           Combined                $ 1,317,473     $ 1,138,311     $ 3,186,786
                                   ===========     ===========     ===========

         Related Companies

         The Company engages in business activities with affiliated entities (see Note 4).

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

         Cash

         The Company places its cash with high-credit, quality institutions. At times, such cash balances may be in excess of the FDIC insurance limit.


                                      (8)

                           NORTH STAR TRANSPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Cash (continued)

         Supplemental disclosures of cash flow information:

                                                         June 30,             Year Ended
                                                -------------------------    December 31,
                                                   1998           1997          1997
                                                ----------     ----------    ----------
         Non-Cash Disclosures:
           Net Book Value of Traded Assets      $    1,184     $       --    $    3,751
           Equipment Acquisition Financed       $       --     $       --    $   92,000

         Conversion of Deferred Compensation
           Liability to:
             Common Stock                       $      278     $       --    $       --
             Additional Paid-in-Capital         $1,838,797     $       --    $       --

         Distribution of Cash Value
           of Life Insurance to
           Transmanagement Insurance
           Agency, LLC                          $  412,000     $       --    $       --

         Cash Payments for:
           Interest Paid                        $  156,755     $  185,799    $  340,800
           Income Taxes Paid                    $   41,446     $   22,883    $   43,508

         Accounts Receivable

         Accounts receivable are recorded at the net amount expected to be collected. The allowance for uncollectible accounts was $30,000 at June 30, 1998 and December 31, 1997.

         Prepaid Tires

         Tires placed on new revenue equipment and new replacement tires are capitalized and amortized over their 18-month useful lives.

         Property, Equipment, and Depreciation

         Additions and improvements to property and equipment are capitalized at cost, while maintenance and repair expenditures which do not improve or extend the life of the respective assets are charged to operations as incurred.


                                      (9)

                           NORTH STAR TRANSPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Property, Equipment, and Depreciation (continued)

         Depreciation is calculated based on the cost of the asset, reduced by its estimated salvage value, using the straight-line and accelerated methods for financial reporting purposes. Assets are depreciated over their estimated useful lives as follows:

                                             Estimated Useful Life
                                             ---------------------

         Revenue Equipment                             5 - 8 Years
         Equipment                                     3 - 7 Years
         Buildings and Improvements                  15 - 40 Years

         Restricted Cash

         Under certain insurance arrangements, North Star is required to deposit funds with the insurance carrier to cover claims.

         Contractor Escrows

         North Star allows independent contractors to escrow funds for future payment of income taxes, tractor repairs, and other expenses. The escrowed funds earn an interest rate at 2.00% below the prime rate, with a minimum rate of 7.00%. Interest earned is included in the independent contractor's escrow balance.

         Income Taxes

         The Company is an S-Corporation, which is not subject to federal income tax. The S-Corporation is, however, subject to certain state taxes. Income is taxed directly to the shareholders.

         Stockholders' Equity

         The following is a summary of the capital stock as of June 30, 1998 and December 31, 1997:

            NORTH STAR TRANSPORT, INC. - Class A Voting Common Stock, $.001 par value, 100,000 shares authorized, 50,000 shares issued and outstanding at June 30, 1998 and December 31, 1997. Class B Non-voting Common Stock, $.001 par value, 9,900,000 shares authorized, 5,505,556 and 4,950,000 issued and outstanding at June 30, 1998 and December 31, 1997, respectively.

            TRANSCO, INC. - Common stock, no par value, 1,000,000 shares authorized, 10,000 shares issued and outstanding at December 31, 1997.

         Freight Revenue Recognition

         The Company records freight revenue when the shipment has been delivered and billed.


                                      (10)

                           NORTH STAR TRANSPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Financial Instruments

         The carrying amounts for all financial instruments approximate fair values. The carrying amounts for cash, receivables, prepayments, cash surrender values of life insurance policies, accounts payable, accrued liabilities, and contractor escrows approximate fair value because of the short maturity of these instruments. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities.

         June 30, 1997, Financial Data

         The June 30, 1997, financial data is unaudited; however, in management's opinion, such data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results for the six-month period.

NOTE 2   CONCENTRATIONS OF CREDIT RISK

         Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade accounts receivable.

         Credit risk with respect to temporary cash investments is mitigated as the Company invests excess cash in low risk, liquid instruments. While the Company does not require collateral on trade accounts receivable, credit risk is limited due to the large number of customers comprising the Company's customer base and their dispersion across different geographic areas and industries. Historically, the Company has not suffered significant losses with respect to temporary cash investments and trade accounts receivable.

         The Company hauls a substantial amount of freight for one customer. During the six months ended June 30, 1998 and 1997 and the year ended December 31, 1997, sales to this customer amounted to 30%, 31%, and 31% of total freight revenue, respectively. At June 30, 1998 and December 31, 1997, amounts due from this customer were 30% and 18% of total trade accounts receivable, respectively.

NOTE 3   CASH SURRENDER VALUE OF LIFE INSURANCE

         North Star carried insurance policies on the lives of the certain shareholders and officers and was the sole beneficiary of such policies. At June 30, 1998 and December 31, 1997, there were no loans against the policies. On June 30, 1998, as indicated in Note 1, the life insurance policies were distributed to the Company's 98% owned subsidiary, Transmanagement Insurance Agency, LLC.

NOTE 4   RELATED PARTY BALANCES AND TRANSACTIONS

         The Company had a note receivable from a related party. The note was collected during 1998.


                                      (11)

                           NORTH STAR TRANSPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 4   RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)

         The Company engages in business activities with affiliated entities. The following is a summary of balances and transactions with affiliates:

            The Company has amounts due to and from affiliates for various activities. At June 30, 1998, these amounted to $286,277 and $3,699, respectively. At December 31, 1997, these amounted to $316,065 and $127,000, respectively.

            Revenue equipment rents which consists of charges from related entities for the leasing of tractors and independent contractors for use in hauling freight approximated $138,662 and $116,392 for the six-month periods ended June 30, 1998 and 1997, respectively, and $265,859 for the year ended December 31, 1997.

            Repair and maintenance provided by a related entity on equipment owned by the Company approximated $1,107,059 and $1,309,027 for the six-month periods ended June 30, 1998 and 1997, respectively, and $2,592,967 for the year ended December 31, 1997.

            The Company leases buildings and real estate from related entities. Rental expense approximated $102,085 and $96,510 for the six-month periods ended June 30, 1998 and 1997, respectively, and $188,820 for the year ended December 31, 1997.

            The Company leases various office equipment and services to related entities. Rental income approximated $22,800 and $10,500 for the six-month periods ended June 30, 1998 and 1997, respectively, and $21,000 for the year ended December 31, 1997.

            The Company sold equipment to related parties during 1998. The equipment had a net book value of approximately $67,408 and was sold for approximately $113,528.

            Interest paid and received to/from related entities on notes for the six-month period ended June 30, 1998, amounted to $0 and $1,858, respectively. Interest paid and received to/from related entities on notes for the six-month period ended June 30, 1997, amounted to $3,812 and $0, respectively. Interest paid and received to/from related entities on notes for the year ended December 31, 1997, amounted to $4,275 and $877, respectively.

NOTE 5   LINE OF CREDIT

         The Company has line of credit agreements totaling $3,600,000 with First Bank National Association. The lines, which expires July 1998, have a variable interest rate, 7.5% at June 30, 1998, are secured by equipment and the related leases, and personal guarantees by the Company's shareholders.


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


                           NORTH STAR TRANSPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


         Under provisions of the credit agreement, the Company is restricted by various covenants including but not limited to: limitations on outstanding balance, minimum tangible net worth, and minimum liabilities to net worth ratio requirements.


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


                           NORTH STAR TRANSPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 6   LONG-TERM DEBT

         North Star has note agreements with First Bank National Association. Outstanding balances on the notes totaled $3,190,391 and $3,905,401 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively. The notes require monthly installments through 2001 and have fixed interest rates, 7.18% to 7.22% at June 30, 1998. The notes are secured by the underlying revenue equipment and personal guarantees by North Star's shareholders.

         The note agreements contain certain covenants which, among other things, require North Star to maintain minimum levels of tangible net worth, ratio of tangible net worth to total liabilities, and the ratio of cash flows to debt service.

         The following maturities of long-term debt for each of the future years are:

                        Years Ending June 30,                Amount
                        ---------------------             -----------

                                1999                      $ 1,508,874
                                2000                          953,116
                                2001                          541,499
                                2002                          186,902
                                                          -----------

                                Total                     $ 3,190,391
                                                          ===========

NOTE 7   PROFIT SHARING PLAN

         During 1997, the Company established a 401(k) contribution investment and savings plan for employees who meet eligibility requirements set forth in the Plan. Employees may elect to defer a portion of their compensation up to the maximum allowed by the Internal Revenue Code. The Plan provides for an employer matching contribution equal to 25% of each employee's deferral not to exceed 6% of total compensation. Matching contributions totaled $16,676, $6,710, and $23,549 for the six months ended June 30, 1998 and 1997 and the year ended December 31, 1997, respectively.

NOTE 8   INSURANCE CLAIMS

         North Star assumes responsibility for liability up to $100,000, plus administrative expenses, for any single occurrence involving personal injury and/or property damage. Liability in excess of this amount is assumed by the insurance carrier in the amount management considers adequate. Under this insurance arrangement, the Company maintains $800,000 in a letter of credit. Cargo losses are subject to a $10,000 deductible.


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


                           NORTH STAR TRANSPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 9   COMMITMENTS AND CONTINGENCIES

         Operating Leases

         North Star leases office equipment under operating leases. Rental payments amounted to $41,384, $26,943, and $60,050 for the six months ended June 30, 1998 and 1997 and the year ended December 31, 1997, respectively.

         Minimum future obligations of leases in effect at June 30, 1998, are as follows:

                        Years Ending June 30,               Amount
                        ---------------------             ---------

                                1999                       $ 59,274
                                2000                         56,319
                                2001                         32,724
                                2002                          6,042
                                                          ---------

                                Total                     $ 154,359
                                                          =========

         Employment Contract

         Effective October 1995, North Star entered into an employment agreement with its President which calls for the President to be awarded incentive units during the first five years of employment which are redeemable for cash upon termination of employment. If the Company is sold, at any time, the President will automatically receive 5% of the shares issued and outstanding just prior to the sale.

         Compensation related to this agreement was accrued for and included in other liabilities at December 31, 1997. On June 30, 1998, pursuant to the employment contract and Stock Purchase Agreement, 277,778 shares of class B non-voting common stock were issued to the President at par value.


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